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                         VICOM, INCORPORATED AND SUBSIDIARIES

                   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                  YEARS ENDED DECEMBER 31,                     SIX MONTHS ENDED JUNE 30,
                                                  ------------------------                     -------------------------
                                                1999           1998          1997                2000             1999
                                                ----           ----          ----                ----             ----
COMPUTATION OF ADJUSTED EARNINGS:
   NET INCOME (LOSS)                       $(2,063,634)   $(1,443,748)    $   56,177         $(2,042,365)      $ (288,054)
      FIXED CHARGES ADJUSTMENT:
         INCOME TAX PROVISION                  241,200         50,000         28,000                -                -
         FIXED CHARGES-BELOW                   349,228        247,767        244,869             388,484          117,116
                                          -------------------------------------------       ------------------------------
                                           $(1,473,206)   $(1,145,981)    $  329,046         $(1,653,881)      $ (170,938)
                                          ===========================================       ==============================

FIXED CHARGES:
   RENT EXPENSE                            $   261,000    $   202,000     $  165,000         $   226,000       $   97,000
      PORTION REPRESENTATIVE OF INTEREST        33.33%         33.33%         33.33%              33.33%           33.33%
                                          -------------------------------------------       ------------------------------
                                                87,000         67,333         55,000              75,333           32,333
   INTEREST EXPENSE                            262,228        180,434        189,869             313,151           84,783
                                          -------------------------------------------       ------------------------------
                                           $   349,228    $   247,767     $  244,869         $   388,484       $  117,116
                                          ===========================================       ==============================

RATIO OF EARNINGS TO FIXED CHARGES                -              -              1.34                -                -
                                          ===========================================       ==============================

DEFICIENCY OF EARNINGS TO FIXED CHARGES    $ 1,822,434    $ 1,393,748           -            $ 2,042,365       $  288,054
                                          ===========================================       ==============================
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